As filed with the Securities and Exchange Commission on February 5, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DUOS TECHNOLOGIES GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	65-0493217
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7660 Centurion Parkway, Suite 100

Jacksonville, FL 32256

(904) 296-2807

(Address of Principal Executive Offices, Including Zip Code)

2021 Equity Incentive Plan, as Amended

(Full Title of the Plan)

Adrian G. Goldfarb
Chief Financial Officer
Duos Technologies Group, Inc.
7660 Centurion Parkway, Suite 100

Jacksonville, FL 32256

(Name and Address of Agent for Service)

(904) 296-2807

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

J. Thomas Cookson, Esq.

Shutts & Bowen LLP

200 South Biscayne Boulevard, Suite 4100

Miami, FL 33131

(305) 358-6300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement (the “Registration Statement”), on Form S-8 is being filed by Duos Technologies Group, Inc. (the “Company”) for the purpose of registering 405,334 additional shares of its common stock, $0.001 par value per share, issuable under the Duos Technologies Group, Inc. 2021 Equity Incentive Plan, as amended (the “Plan”), pursuant to the provisions of the Plan providing for an increase in the number of shares reserved and available under the Plan on February 1, 2025. The Company previously filed with the Securities and Exchange Commission (the “SEC”) registration statements on Form S-8 (File Nos. 333-258525 and 333-282568) on August 5, 2021 and October 9, 2024, respectively, with respect to the Plan (collectively, the “Prior Registration Statements”). This Registration Statement relates to the securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. In accordance with such instruction, except as otherwise set forth below, the contents of the Prior Registration Statements relating to the Plan are incorporated herein by reference.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed April 1, 2024;
•	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed May 13, 2024;
•	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed August 13, 2024;
•	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed November 19, 2024;

•	The Company’s Current Reports on Form 8-K filed March 25, 2024, April 5, 2024, April 30, 2024, May 17, 2024, June 6, 2024, July 23, 2024, September 23, 2024, November 7, 2024, November 20, 2024, January 6, 2025 and February 4, 2025;
•	The Company’s definitive Proxy Statement for its Annual Meeting of Shareholders, filed August 16, 2024, as supplemented on September 24, 2024; and
•	The description of the Company’s common stock contained in Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 31, 2022, including any amendments or reports filed for the purpose of updating such description.

All documents, reports, or definitive proxy or information statements subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act).

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

4.1	Amendment to Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on July 13, 2015).
4.2	Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on April 7, 2015).
4.3	Amended and Restated By-Laws, as amended (incorporated herein by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1/A (No. 333-256110) filed on May 28, 2021).
4.4	Articles of Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on April 28, 2017).
4.5	Articles of Amendment to Articles of Incorporation Designation of Series B Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on November 29, 2017).

4.6	Certificate of Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on January 15, 2020).
4.7	Articles of Amendment to Articles of Incorporation Designation of Series C Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on March 1, 2021).
4.8	Articles of Amendment to Articles of Incorporation Designation of Series D Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 3, 2022).
4.9	Articles of Amendment to Articles of Incorporation Designation of Series E Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 28, 2023).
4.10	Articles of Amendment to Articles of Incorporation Designation of Series F Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on August 3, 2023).
4.11	Articles of Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.12 to the Company's Current Report on Form 8-K filed on September 23, 2024).
5.1	Opinion of Shutts & Bowen LLP, counsel to the Company.
23.1	Consent of Shutts & Bowen LLP (included in Exhibit 5.1).
23.2	Consent of Salberg & Company, P.A.
24.1	Power of Attorney (included on the signature page of this Registration Statement).
99.1*	Duos Technologies Group, Inc. 2021 Equity Incentive Plan, as amended (incorporated herein by reference from Exhibit B to the Company’s Proxy Statement on Schedule 14A filed on August 16, 2024).
107	Filing Fee Table

* Indicates management contract or compensatory plan or arrangement.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on February 5, 2025.

DUOS TECHNOLOGIES GROUP, INC.

By:	/s/ Charles P. Ferry
Charles P. Ferry
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHARLES P. FERRY his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Charles P. Ferry	Chief Executive Officer, Director	February 5, 2025
CHARLES P. FERRY	(Principal Executive Officer)

/s/ Adrian G. Goldfarb	Chief Financial Officer	February 5, 2025
ADRIAN G. GOLDFARB	(Principal Financial Officer and Principal Accounting Officer)
/s/ Kenneth Ehrman	Chairman of the Board	February 5, 2025
KENNETH EHRMAN

/s/ Frank A. Lonegro	Director	February 5, 2025
FRANK A. LONEGRO

/s/ Ned Mavrommatis	Director	February 5, 2025
NED MAVROMMATIS

/s/ James Craig Nixon	Director	February 5, 2025
JAMES CRAIG NIXON